INTELLECTUAL PROPERTY SECURITY AGREEMENT


                  THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (as may be amended, supplemented and otherwise modified from time to time, "IP Security Agreement") is made and effective as of June 29, 2001, by GLENN FISHER ENTERTAINMENT CORPORATION (including any successor or permitted assignee thereof, "Grantor"), in favor of MCG FINANCE CORPORATION (including any successor, participant, assignee or transferee thereof, "Administrative Agent"), as administrative agent for itself and the Lenders (as defined in the Credit Agreement referred to below).

                                 R E C I T A L S

                  WHEREAS, Grantor and each direct and indirect Subsidiary of Grantor (each, a "Borrower"; collectively, the "Borrowers") desire and have applied to Administrative Agent and the Lenders for a credit facility consisting of a term loan pursuant to which up to $6.2 million can be borrowed from time to time; and

                  WHEREAS, pursuant to that certain Credit Facility Agreement by and among Borrowers, Lenders and Administrative Agent dated as of June 29, 2001 (as may be amended from time to time, "Credit Agreement"), a condition precedent to the obligation of the Administrative Agent or any Lender to execute and perform under the Credit Agreement is that Borrowers shall have executed and delivered that certain Master Security Agreement, Collateral Assignment and Equity Pledge executed by Borrowers in favor of Administrative Agent for the benefit of Administrative Agent and the Lenders dated as of June 29, 2001 (as may be amended from time to time, "Security Agreement") encumbering all of Borrowers' tangible and intangible personal property assets in favor of Administrative Agent for the benefit of Administrative Agent and the Lenders; and

                  WHEREAS, under the terms of the Security Agreement, Grantor has agreed to assign certain intellectual property to Administrative Agent for purposes of securing the obligations to Administrative Agent and the Lenders under the Credit Agreement and related Loan Documents; and

                  WHEREAS, Grantor has determined that it is in its best interest to execute this IP Security Agreement inasmuch as Grantor will derive substantial direct and indirect benefits from the funding of the Advances by Administrative Agent pursuant to the Credit Agreement;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Grantor and Administrative Agent hereby agree as follows:

                  1. Grant. Grantor hereby grants to Administrative Agent an absolute, present, unconditional, continuing first priority security interest in and to Grantor's entire right, title and interest in and to the following property and rights (collectively, the "Collateral"):

                           (a) The U.S., state and foreign copyrights,
associated copyright registrations and applications for copyright registration, and copyright licenses set forth on Schedule A attached hereto (collectively, the "Copyrights"); and

                           (b) The U.S., state and foreign patents and patent
applications, and patent licenses set forth on Schedule B attached hereto, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (collectively, the "Patents"); and

                           (c) The U.S., state and foreign trademark and service
mark registrations, trademark and service mark applications, and trademark and service mark licenses set forth on Schedule C attached hereto (including all associated goodwill, collectively, the "Trademarks"); and

                           (d) Any and all claims and causes of action for past,
present or future infringement of any of the Collateral, with the right, but not the obligation, to sue for and collect damages for infringement of the Collateral; and

                           (e) Any and all licenses or rights granted under any
of the Collateral, and all license fees and royalties arising from such licenses or rights, to the extent permitted by such licenses or rights; and

                           (f) Any and all amendments, renewals, extensions,
reissuances and replacements of any of the Collateral; and

                           (g) Any and all products and proceeds of any of the
foregoing.

                  2. Requested Recordation. Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks (and any state, foreign or other authorities to which this IP Security Agreement is submitted) to file and record this IP Security Agreement (and any corresponding or separate application forms of such jurisdiction) in order to publicly reflect Administrative Agent's interest in the Collateral.

                  3. Assignment. Upon the occurrence of an Event of Default (as defined in the Security Agreement), Grantor shall execute and deliver to Administrative Agent an absolute assignment transferring its entire right, title, and interest in and to the Collateral to Administrative Agent.

                  4. Power of Attorney. Grantor hereby irrevocably grants Administrative Agent a power of attorney, to act as Grantor's attorney-in-fact, with full authority in the name, place and stead of Grantor, from time to time in Administrative Agent's discretion, to take any action and to execute any instrument which Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of the Security Agreement or this IP Security Agreement. This authority includes, without limitation, the following:

                           (a) To modify or amend (in Administrative Agent's
sole discretion and without first obtaining Grantor's approval of or signature thereto) Schedule A, Schedule B, and/or Schedule C hereof, as appropriate, to include references to any registered intellectual property (or application or license therefor) acquired by Grantor after the execution hereof or to delete any reference to any Collateral in which Grantor no longer has or claims any right, title or interest; and

                           (b) To execute, file and pursue (in Administrative
Agent's sole discretion and without first obtaining Grantor's approval of or signature thereto, unless otherwise prohibited by applicable law) any application, form or other document in order to perfect, maintain, continue or otherwise protect Administrative Agent's interest or Grantor's rights in the Collateral, including, without limitation, executing and filing (i) any financing statement, any continuation statement or any amendment thereto, and
(ii) any document in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or the relevant office of any state or foreign jurisdiction (including, without limitation, the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings) and to pay any fees and taxes in connection therewith or otherwise; and

                           (c) To execute any assignment or other document
required to acknowledge, register or perfect Administrative Agent's interest in any part of the Collateral without the signature of Grantor unless prohibited by applicable law.

The foregoing power of attorney is coupled with an interest and is irrevocable.

                  5. Release. The security interest granted herein will terminate (and all rights to the Collateral will revert to Grantor) upon satisfaction of the following conditions: (a) payment and performance in full of all the obligations secured hereby (unconditionally and indefeasibly) and (b) the termination of the Credit Agreement (and the Facilities thereunder). Upon any such termination, Administrative Agent (at Grantor's request and sole expense) will execute and deliver to Grantor (without any representation, warranty or recourse of any kind whatsoever) such documents as Grantor may reasonably request and provide to Administrative Agent to evidence such termination.

                  6. Miscellaneous. This IP Security Agreement has been entered into in conjunction with the provisions of and the security interest granted to Administrative Agent under the Security Agreement. The rights and remedies of Grantor and Administrative Agent with respect to the security interest granted herein are in addition and without prejudice to those set forth in the Security Agreement and the Credit Agreement, all terms and provisions of which are hereby incorporated herein by reference. This IP Security Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document; each such counterpart will be deemed to be an original but all counterparts together will constitute one and the same instrument. In the event that any provisions of this IP Security Agreement are deemed to conflict with the Security Agreement or the Credit Agreement, the provisions of the Security Agreement or Credit Agreement shall govern.

                  IN WITNESS WHEREOF, the parties hereto have executed this IP Security Agreement, as an instrument under seal (whether or not any such seals are physically attached hereto), through their duly authorized officers, as of the date first written above.



WITNESS:                                    GLENN FISHER ENTERTAINMENT
                                            CORPORATION
                                            (as Grantor)

By:      /s/ John J. Brumfield              By:      /s/ John A. Holmes III
         ---------------------------                 ---------------------------
Name:    John J. Brumfield                  Name:    John A. Holmes III
Title:   Secretary                                   Title:   President



         [CORPORATE SEAL]

                                            Address:  The Cascade Building
                                                      520 SW Sixth Avenue
                                                      Portland, OR  97204

                                            Telephone:  (803) 802-4624
                                            Facsimile:  (803) 802-4625



WITNESS:                                    MCG FINANCE CORPORATION
                                            (as Administrative Agent)

By:      /s/Ruth Thomas                     By:      /s/ B. Hagen Saville
         ---------------------------                 ---------------------------
                                            Name:    B. Hagen Saville
                                            Title:   Executive Vice President

                                                     1100 Wilson Boulevard
                                                     Suite 800
                                                     Arlington, VA  22209

                                                     Facsimile:  (703) 247-7505
                                                     Telephone:  (703) 247-7511

                                 ACKNOWLEDGMENT

STATE OF  NEW YORK
          -------------------------------------------
                                      : SS
COUNTY OF  ULSTER
           ------------------------------------------


                  Before me, the undersigned, a Notary Public, on this 27TH day of June, 2001, personally appeared John A. Holmes, III to me known personally, who, being by me duly sworn, did say that he/she is the Presidentof NBG RADIO NETWORK, INC., and that said instrument (i.e., the Intellectual Property Security Agreement) was signed on behalf of said NBG RADIO NETWORK, INC. by authority of its board of directors, and the said John A. Holmes acknowledged said instrument to be his/her free act and deed.



                                        /s/ Cynthia L. Molinary
                                        ----------------------------------------
                                        Notary Public

                                        My Commission Expires: 2/7/02
                                                              ------------------

                                 ACKNOWLEDGEMENT

COMMONWEALTH OF VIRGINIA                             :
                                      : SS
COUNTY OF ARLINGTON                                  :


                  Before me, the undersigned, a Notary Public, on this _____ day of _________, 2001, personally appeared B. Hagen Saville to me known personally, who, being by me duly sworn, did say that he is the Managing Director of MCG FINANCE CORPORATION, and that said instrument (i.e., the Intellectual Property Security Agreement) was signed on behalf of said MCG Finance Corporation by authority of its Board of Directors, and the said Managing Director acknowledged said instrument to be his free act and deed.




                                        Notary Public

                                        My Commission Expires:
                                                              ------------------

                                   SCHEDULE A

                              COPYRIGHT COLLATERAL


                            I. Registered Copyrights
                               ---------------------
          Copyright               Registration            Registration
            Title                    Number                    Date
          ---------               ------------            ------------





                       II. Pending Copyright Applications
                           ------------------------------
        Copyright     Application     Filing     Date of        Date of
         Title           Number        Date      Creation     Publication
        ---------     -----------     ------     --------     -----------





                          III. Unregistered Copyrights
                               -----------------------
                                                   Date and
                                                  Recordation      Date of
                                                  Number of       Expected
 Copyright  Date of     Date of      Original     Assignment    Registration
  Title     Creation  Publication  Author/Owner   to Grantor   (if applicable)
----------  --------  -----------  ------------  ------------  ---------------





                             IV. Copyright Licenses
                                 ------------------
                                           Effective      Expiration     Subject
Copyright      Licensor      Licensee        Date           Date          Matter
---------      --------      --------      ---------      ----------     -------

                                   SCHEDULE B

                                PATENT COLLATERAL


                                   I. Patents
                                      -------

            Patent                      Issue
            Number         Country                 Date         Title
            ------         -------                 ----         -----






                         II. Pending Patent Applications
                             ---------------------------

Patent        Atty. Docket                       Serial Filing
 Title           Number         Country       Number         Date        Status
-------        ----------








                              III. Patent Licenses
                                   ---------------
                                                     Effective      Expiration
Patent No.     Country     Licensor     Licensee       Date            Date
----------     -------     --------     --------     --------         ------

                                   SCHEDULE C

                              TRADEMARK COLLATERAL



                            I. Registered Trademarks
                               ---------------------
                Trademark                              Registration
               Description           Country               Number
               -----------           -------           ------------





                       II. Pending Trademark Applications
                           ------------------------------
 Trademark   Atty. Docket             Serial     Filing
Description     Number     Country    Number      Date           Status
-----------   ----------   -------    ------     ------          ------




                             III. Trademark Licenses
                                  ------------------
Registration                                              Effective  Expiration
   Number      Mark    Country    Licensor    Licensee      Date        Date
 ----------    ----    -------    --------    --------    --------    -------